UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 02/27/2006

ASG Consolidated LLC

Exact name of registrant as specified in its charter

Delaware	333-123636	20-1741364
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

2025 First Avenue, Suite 900 Seattle, Washington 98121 (206) 374-1515

Address of principal executive offices and Registrant’s telephone number including area code

ASG Finance, Inc.

Exact name of registrant as specified in its charter

Delaware	333-123636	20-1741328
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

2025 First Avenue, Suite 900 Seattle, Washington 98121 (206) 374-1515

Address of principal executive offices and Registrant’s telephone number including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of the Registrant

On February 27, 2006, Bernt O. Bodal, the Chairman and Chief Executive Officer of the Registrant (“Bodal”), ASLP Acquisition LLC (“ASLP Acquisition”), a new company controlled by Bodal, and Coastal Villages Pollock LLC (“Coastal Villages”) purchased from Centre Partners and its affiliated funds (“Centre”), all of Centre’s direct and indirect ownership of partnership interests in American Seafoods, L.P., the Registrant’s ultimate parent (“ASLP”). The aggregate purchase price for Centre’s partnership interests was $81.75 million. All of ASLP Acquisition’s members were partners or held rights to become partners of ASLP prior to this transaction.

ASLP Acquisition and Coastal Villages also purchased partnership interests from ASLP partners who had rights to “tag-along” with Centre’s sale pursuant to ASLP’s Amended and Restated Securityholders Agreement dated as of October 4, 2002 (the “Original Securityholders Agreement”). The aggregate purchase price paid to these partners was $34.9 million.

Prior to this transaction, Centre owned, directly or indirectly, approximately 23% of the outstanding partnership interests and had the right to designate a majority of the directors to the Board of Directors of ASC Management, Inc., the general partner of ASLP (the “General Partner”). As a result of these purchases, ASLP Acquisition acquired 20.1% of the outstanding partnership interests of ASLP and ASLP Acquisition and Bodal collectively will own or control the voting rights with respect to 54.7% of the ASLP’s outstanding partnership interests. Coastal Villages acquired an additional 10.7% of partnership interests, bringing its direct and indirect ownership of partnership interests to 45.3%. Partners other than Bodal, ASLP Acquisition and Coastal Villages own approximately 8.4% of ASLP outstanding partnership interests, but have granted a proxy to ASLP Acquisition to vote their partnership interests. As a result, Bodal and ASLP Acquisition have a right to nominate four of the seven members of the Board of the General Partner. Coastal Villages has the right to nominate the remaining three directors.

Íslandsbanki hf. (“ISB”), a commercial bank based in Iceland, provided financing to ASLP Acquisition and Bodal, and a portion of the financing used by Coastal Villages, for the purchase. The loans from ISB do not impose any covenants or conditions on ASLP, the Registrant, or any of their respective subsidiaries. The loans are secured by pledges by Bodal, the other participants in ASLP Acquisition, ASLP Acquisition itself, Coastal and CP3 Tax-Exempt, Inc., a corporation through which Bodal and Coastal Villages hold a portion of their ASLP partnership interests (“CP3”), of membership interests in ASLP Acquisition, shares in CP3 and partnership interests in ASLP. These pledges represent approximately 46.3% of ASLP’s partnership interests. In the event of a default under the loan documents, ISB may exercise typical remedies with respect to the pledged interests, including foreclosure, subject to certain restrictions on transfer, voting and control rights imposed by the United States Maritime Administration.

The transactions described above do not constitute a “change of control” under the Registrant’s credit facilities.

Item 1.01	Entry into a Material Definitive Agreement

In connection with the transfer of Centre’s partnership interests, the Original Securityholders Agreement was amended and again restated (the “Restated Securityholders Agreement”) to provide for new control arrangements among the parties. Under the Restated Securityholders Agreement, the Board of Directors of the General Partner, which also acts as the Registrant’s Board of Directors, was reduced to seven (7) members, to be appointed as follows:

•	Bodal – one (1) member

•	Management Securityholders (including Bodal ) – one (1) member

•	ASLP Acquisition – two (2) members

•	Coastal Villages – three (3) members

The two Board members appointed by ASLP Acquisition and one of the Board member appointed by Coastal Villages must be “independent” as described in Section 303A.02 of the NYSE Listed Companies Manual and are removable only for cause. The Board members have been placed into three classes with terms of three years. The initial terms for each director will expire as follows:

Name of Director	Expiry of Initial Term
Bernt Bodal, Elliott Jurgensen	2007
Robert Williams, Scott Perekslis	2008
Morgen Crow, William Bittner, Jeffrey Davis	2009

The Restated Securityholders Agreement also provides that the following corporate actions may be taken only with the consent of the holders of more than two-thirds of the securities (including options) of ASLP: (i) The adoption of any plan or program providing for the issuance or grant of any securities of ASLP or any of its subsidiaries to a senior officer of ASLP or any subsidiary (including the Registrant), or the adoption of any other executive or incentive compensation plan or program in which any such person is eligible to participate; (ii) the issuance of any securities of ASLP to a person who is a senior officer of ASLP or any subsidiary (including the Registrant), or the material modification of the terms of any prior issuance of such securities, other than pursuant to a plan adopted under clause (i) above; (iii) the making or material modification of any loan or other extension of credit by ASLP or any subsidiary (including the Registrant) to a senior officer in excess of $100,000; and (iv) the filing of a registration statement with the SEC for a public equity offering.

The Restated Securityholders Agreement also provides that upon the sale of more than 10% of the outstanding partnership interests of ASLP by either Bodal, ASLP Acquisition or Coastal Villages, other partners may “tag-along” in the sale, and provides ASLP with a right of first offer on any sales by partners. To the extent ASLP declines to exercise this right of first offer in full, Coastal Villages may exercise a right of first offer to acquire such partnership interests.

Additionally, the Restated Securityholders Agreement provides rights of first offer to, first, ASLP and then Coastal Villages in the event certain transfers of partnership interests are proposed by the partners or, in some cases, members of ASLP Acquisition. In addition, Coastal Villages has a right of first offer in the event that ASLP proposes to dispose of all or substantially all of ASLP’s assets.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Board Resignations

In connection with the sale of Centre’s ownership interest, Lester Pollack, Eric Wilmes and Michael Magerman, Centre appointees to the Board, resigned effective February 27, 2006. Scott Perekslis, Centre’s remaining appointee, will continue to serve on the Board as an appointee of Coastal Villages. John Fluke, an appointee of Bodal, and George Majoros also resigned as members of the Board effective February 27, 2006.

Board Appointments

The new members of the Board of Directors who were appointed effective February 27, 2006 are:

William Bittner. Mr. Bittner practices law in Alaska at Birch, Horton, Bittner and Cherot, where he has been a senior attorney since 1973. Mr. Bittner has been a shareholder in Birch, Horton, Bittner since 1973 and has served on its board of directors since 1976.

Mr. Bittner has provides legal services to the Registrant and its subsidiaries. During 2005, the Registrant paid Mr. Bittner’s law firm a total of $30,000 in legal fees.

Elliott Jurgensen. Mr. Jurgensen was an audit partner at KPMG LLP from 1979 to 2003. Mr. Jurgensen pursued personal business ventures in 2003 and 2004. Mr. Jurgensen has been a director of BSQUARE Corporation since 2003 where he serves on the audit committee as the audit committee financial expert and the chair of the compensation committee. In addition, Mr. Jurgensen has been a director of McCormick & Schmick’s Seafood Restaurants, Inc. since 2004 where he serves as the chair of the audit committee and as its audit committee financial expert.

As a result of the resignations and appointments set forth above, effective as of February 27, 2006, the Board of Directors of the General Partner consists of Bernt O. Bodal (Chairman), Morgen Crow, Robert Williams, Jeffrey Davis, Scott Perekslis, William Bittner and Elliot Jurgensen.

Board Committees

The Board of Directors has established three committees: The Audit Committee, the Compensation Committee and the Finance Committee. The composition of these committees is determined in accordance with the Restated Securityholders Agreement.

Audit Committee. The audit committee consists of at least three members, one of whom must be a director appointed by Coastal Villages and the other two of whom must be independent directors selected by a majority of all of the independent directors. The audit committee is currently comprised of Messrs. Jurgensen (Chair), Bittner and Williams. Mr. Jurgensen serves as the Registrant’s audit committee financial expert.

Compensation Committee. The compensation committee consists of at least two members, one of whom must be a director appointed by Coastal Villages and one of whom must be an independent director appointed by a majority of the independent directors. The compensation committee is currently comprised of Messrs. Perekslis (Chair), Crow and Bodal (ex-officio member).

Finance Committee. The finance committee consists of at least three members, one of whom must be a director appointed by Coastal Villages, one of whom must be a director appointed by either Bodal or ASLP Acquisition, and one of whom must be an independent director appointed by a majority of the independent directors. The Finance committee currently consists of Messrs. Bodal (Chair), Williams and Perekslis. The finance committee has the following responsibilities:

•	Receive notification from the General Partner prior to making any capital expenditures, acquisitions or dispositions of ASLP assets in excess of $1,000,000.

•	Receive notification and be actively engaged by the General Partner as soon as practicable after ASLP begins to actively pursue plans to make any material capital expenditure, acquisition or disposition, or a series or combination of related capital expenditures, acquisitions, or dispositions, or to enter into any material credit facility or other material transaction. If the amount of such capital expenditure, acquisition, disposition, or a series or combination of related capital expenditures, acquisitions or dispositions, is reasonably likely to be in excess of $30,000,000, or if the amount of such credit facility, or a series or combination of related credit facilities, is reasonably likely to be in excess of $100,000,000, such transaction may not be consummated unless it is recommended by a majority of the Finance Committee members and authorized and approved by a majority of the full Board, including the affirmative vote of all of the independent directors.

Item 9.01	Financial Statements and Exhibits

(c)    Exhibits

Exhibit 10.1	Second Amended and Restated Securityholders Agreement dated February 27, 2006

Exhibit 99.1	Press Release dated February 27, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASG Consolidated LLC

Date: March 3, 2006	By:	/s/ Brad Bodenman
Brad Bodenman
Chief Financial Officer

ASG Finance, Inc.

Date: March 3, 2006	By:	/s/ Matthew D. Latimer
Matthew D. Latimer
Vice President and Secretary